UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   December 28, 2007 (December 20, 2007)

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 5A, Zuanshi Ge, Fuqiang Yi Tian Ming Yuan,
Fu Tian Qu, Shenzhen City
People's Republic of China, 518000
(Address of principal executive offices)

86-755-83570142 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Resignation of Morrison Cogen LLP

On December 20, 2007, Morison Cogen LLP ("Morison Cogen") resigned as the independent auditor of Home System Group (the "Company") effective immediately. The board of directors of the Company accepted the resignation of Morison Cogen.

Morison Cogen audited the Company’s financial statements for the fiscal year ended December 31, 2006 and Morison Cogen’s report is included in the Company’s annual report on Form 10-KSB filed on March 29, 2007. Morison Cogen’s report on the Company’s financial statements for the fiscal year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

There have been no disagreements between the Company and Morison Cogen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Morison Cogen’s satisfaction, would have caused Morison Cogen to make reference to the subject matter of the disagreement in connection with its report. No reportable events of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the two most recent fiscal years.

The Company has provided the information required to comply with Item 304(a)(3) of Regulation S-B to Morison Cogen and requested that Morison Cogen furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Morison Cogen’s letter dated December 28, 2007, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company has not yet engaged a new accounting firm to take over the audit responsibilities from Morison Cogen. Upon the Company’s engagement of a new accounting firm, the Company will file a separate current report on Form 8-K to disclose the appointment in accordance with Item 304(a) of Regulation S-B.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

16.1[1]	Letter, dated December 28, 2007, from Morison Cogen LLP.

_________________________________
1 To be filed upon receipt, pursuant to Item 304(a)(3) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: December 28, 2007	By:	/s/ Weiqiu Li
Weiqiu Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter, dated December 28, 2007, from Morison Cogen LLP.